UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2016

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to the Credit Agreement

On May 4, 2016, The Kraft Heinz Company (“Kraft Heinz”), together with our 100% owned operating subsidiary, Kraft Heinz Foods Company (the “Company”) entered into the First Amendment (the “First Amendment”) to the Credit Agreement dated as of July 6, 2015 among the Company, Kraft Heinz, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as London agent, and the other financial institutions party thereto (the “Credit Agreement”).

Among other things, the First Amendment (a) provided for a one time modification of the of the extension period of the Credit Agreement, (b) increased the letter of credit sublimit from $150 million to $300 million and (c) expanded the available currencies in which revolving loans can be issued with the mutual consent of the Company and the applicable lender. In connection with the First Amendment, the Company extended the maturity date of the revolving loans and commitments under the Credit Agreement from July 6, 2020 to July 6, 2021.

The obligations under the Credit Agreement continue to be guaranteed by the Company in the case of indebtedness and other liabilities of any subsidiary borrower and by Kraft Heinz in the case of indebtedness and other liabilities of any subsidiary borrower and the Company.
In addition, the Credit Agreement contains representations, warranties, covenants and events of default that are typical for this type of facility.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, entered into as of May 4, 2016, to the Credit Agreement dated as of July 6, 2015, by and among the Company, Kraft Heinz, the banks, financial institutions and other institutional lenders party thereto, the Issuing Banks, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as London agent for the Lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: May 6, 2016	By:	/s/ Paulo Basilio
Paulo Basilio
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, entered into as of May 4, 2016, to the Credit Agreement dated as of July 6, 2015, by and among the Company, Kraft Heinz, the banks, financial institutions and other institutional lenders party thereto, the Issuing Banks, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as London agent for the Lenders.

3